                                                                    EXHIBIT 12.1

PROLOGIS
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(DOLLAR AMOUNTS IN THOUSANDS)


                                                       THREE MONTHS ENDED
                                                            MARCH 31,                         YEAR ENDED DECEMBER 31,
                                                     -----------------------   ----------------------------------------------------
                                                        2001         2000        2000       1999       1998       1997       1996
                                                     ----------   ----------   --------   --------   --------   --------   --------

Net Earnings from Operations                         $   56,469   $   60,872   $236,221   $161,570   $102,936   $ 38,832   $ 79,384
Add:
         Interest Expense                                41,522       41,986    172,191    170,746     77,650     52,704     38,819
                                                     ----------   ----------   --------   --------   --------   --------   --------

Earnings as Adjusted                                 $   97,991   $  102,858   $408,412   $332,316   $180,586   $ 91,536   $118,203
                                                     ==========   ==========   ========   ========   ========   ========   ========


Fixed Charges:
         Interest Expense                            $   41,522   $   41,986   $172,191   $170,746   $ 77,650   $ 52,704   $ 38,819
         Capitalized Interest                             5,904        4,183     18,549     15,980     19,173     18,365     16,138
                                                     ----------   ----------   --------   --------   --------   --------   --------

                  Total Fixed Charges                $   47,426   $   46,169   $190,740   $186,726   $ 96,823   $ 71,069   $ 54,957
                                                     ==========   ==========   ========   ========   ========   ========   ========

Ratio of Earnings, as Adjusted to Fixed Charges             2.1          2.2        2.1        1.8        1.9        1.3        2.2
                                                     ==========   ==========   ========   ========   ========   ========   ========